Exhibit 8.1


                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022





September 10, 1997





Foamex L.P.
Foamex Capital Corporation
General Felt Industries, Inc.
Foamex Fibers, Inc.
1000 Columbia Avenue
Linwood, Pennsylvania  19061


Re:      $150,000,000 9-7/8% Senior Subordinated Notes Due 2007
         Exchange Offer
         ------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel for Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex Capital Corporation, a Delaware corporation ("FCC", and together with Foamex, the "Issuers") and General Felt Industries, Inc., a Delaware corporation ("General Felt") and Foamex Fibers, Inc., a Delaware corporation ("Foamex Fibers", and together with General Felt, the "Subsidiary Guarantors") in connection with the filing by the Issuers and the Subsidiary Guarantors of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended, an aggregate principal amount of $150,000,000 of the Issuers' 9 7/8% Senior Subordinated Notes due 2007 (the "New Notes") offered in exchange for a like principal amount of the Issuers' outstanding 9 7/8 Senior Subordinated Notes due 2007 of which $150,000,000 is outstanding. The New Notes are to be issued pursuant to an indenture dated as of June 12, 1997 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee").

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Foamex L.P.
Foamex Capital Corporation
General Felt Industries, Inc.
Foamex Fibers, Inc.
September 10, 1997
Page 2


Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the heading "Tax Considerations" accurately describe the material Federal income tax consequences to holders of the New Notes issued pursuant to the Prospectus.

We know that we are referred to under the heading "Legal Matters" in the Prospectus, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto.

Very truly yours,

/s/ Willkie Farr & Gallagher
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